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EXHIBIT (a)(1)(E)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

OFFER TO PURCHASE FOR CASH
UP TO 4,545,455 SHARES
OF ITS COMMON STOCK, PAR VALUE $0.001 PER SHARE, AT $11.00 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 19, 2004, UNLESS THE OFFER IS EXTENDED.

To our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated February 19, 2004 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") setting forth an offer by National Medical Health Card Systems, Inc., a Delaware corporation ("Health Card"), to purchase up to 4,545,455 shares of its common stock, $0.001 par value (the "Shares"), at a price of $11.00 per Share, net to the seller in cash, without interest (the "Purchase Price"), upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from James J. Bigl, Health Card's President and Chief Executive Officer.

        Health Card will purchase all Shares properly tendered and not validly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration provision described in the Offer to Purchase. See Section 1 of the Offer to Purchase.

        The Purchase Price will be paid in cash with respect to all Shares purchased without interest.

        All Shares tendered and not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned at Health Card's expense as promptly as practicable following the Expiration Date (as defined in the Offer to Purchase).

        WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is invited to the following:

          1.     All Shares purchased by Health Card in the Offer will be purchased at $11.00 per share net to the seller in cash without interest and less any required withholding of taxes, upon the terms, and subject to the conditions set forth, in the Offer.

          2.     The Offer is for up to 4,545,455 Shares, constituting approximately 57% of the total Shares outstanding as of February 6, 2004. The Offer is conditioned on at least 4,448,900 Shares being tendered. The Offer is also subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

          3.     The Offer and withdrawal rights (as described in the Offer to Purchase) will expire at 9:00 a.m., New York City time, on March 19, 2004, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          4.     As described in the Offer to Purchase, if more than 4,545,455 Shares have been properly tendered and not validly withdrawn prior to the Expiration Date, as defined in Section 1 of the

  Offer to Purchase, Health Card will purchase all Shares tendered properly and unconditionally and not validly withdrawn prior to the Expiration Date, including shares tendered by the covered stockholders (as defined in the Offer to Purchase), on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in Section 1 and Section 6 of the Offer to Purchase.

          5.     Tendering stockholders who hold their shares directly will not be obligated to pay any brokerage commissions or solicitation fees on the purchase by Health Card of Shares in the Offer. If you hold your shares with your broker or bank, we urge you to consult with your broker or bank to determine whether service charges or other fees are applicable. Any stock transfer taxes applicable to the purchase of Shares by Health Card pursuant to the Offer will be paid by Health Card, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        THE BOARD OF DIRECTORS OF HEALTH CARD HAS APPROVED THE MAKING OF THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. NEITHER HEALTH CARD NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE COVERED STOCKHOLDERS HAVE AGREED TO TENDER 4,448,900 OF THE 4,943,219 SHARES, OPTIONS AND WARRANTS HELD BY THEM INTO THE OFFER. HOWEVER, THE OFFER PROVIDES OTHER STOCKHOLDERS THE SAME OPPORTUNITY TO TENDER AS IS AVAILABLE TO THE COVERED STOCKHOLDERS. HEALTH CARD HAS BEEN ADVISED THAT NONE OF ITS OTHER DIRECTORS AND OFFICERS INTEND TO TENDER SHARES INTO THE OFFER. YOU SHOULD NOTE THAT AS OF THE DATE OF THE OFFER, THE MARKET PRICE FOR THE SHARES IS HIGHER THAN THE PURCHASE PRICE. YOU ARE URGED TO OBTAIN A CURRENT MARKET PRICE FOR THE SHARES.

        If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

        The Offer is being made to all holders of Shares. Health Card is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Health Card becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, Health Card will make a good faith effort to comply with such law. If, after such good faith effort, Health Card cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.

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INSTRUCTION FORM
WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO 4,545,455 SHARES
OF COMMON STOCK OF NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AT $11.00
PER SHARE

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 19, 2004, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the Offer by National Medical Health Card Systems, Inc. ("Health Card") to purchase up to 4,545,455 shares of its common stock, $0.001 par value (the "Shares"), at a price of $11.00 per Share net to the seller, in cash, without interest, upon the terms and subject to the conditions of the Offer.

        This will instruct you, the holder of record, to tender to Health Card the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

SHARES TENDERED

[ ]	If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us. Shares

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Sign Here:

SIGNATURE(S)

Name(s):

(PLEASE PRINT NAME(S))

Address(es):

(INCLUDE ZIP CODE)

Dated:                         , 2004

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))

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  EXHIBIT (a)(1)(E)